TERRITORIAL SAVINGS BANK
                           NON-QUALIFIED SUPPLEMENTAL
                          EMPLOYEE STOCK OWNERSHIP PLAN


     1. Purpose

     This Non-Qualified Supplemental Employee Stock Ownership Plan ("Plan") is intended to provide Participants (as defined herein) or their Beneficiaries with the economic value of the annual allocations credited to such Participant's account under The Territorial Savings Bank Employee Stock Ownership Plan ("ESOP") which may not be accrued under said ESOP due to the limitations imposed by Section 415 of the Internal Revenue Code (the "Code") and the limitation on includible compensation imposed by Code Section 401(a)(17). The benefits provided under this Plan (as described below) are intended to constitute deferred compensation for "a select group of management or highly compensated employees" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). This Plan is intended to comply with Section 409A of the Internal Revenue Code ("Code") and the regulatory guidance and other guidance issued thereunder.

     2. Definitions

     Where the following words and phrases appear in the Plan, they shall have the respective meaning as set forth below unless the context clearly indicates the contrary. Except to the extent otherwise indicated herein, and to the extent inconsistent with the definitions provided below, the definitions contained in the ESOP are applicable under the Plan.

          2.1 "Account" means the bookkeeping account to which a Participant's Annual ESOP Credits and earnings thereon are credited.

          2.2  "Annual   ESOP   Credit"   means  the  amount   credited  to  the
Participant's  account  in the  Plan,  determined  as set forth in  Section  4.1 hereof.

          2.3 "Applicable Limitations" means one or more of the following, as applicable: (i) the maximum limitations on annual additions to a tax-qualified defined contribution plan under Code Section 415(c); or (ii) the maximum limitation on the annual amount of compensation that may, under Code Section 401(a)(17), be taken into account in determining contributions to and benefits under tax-qualified plans.

          2.4 "Bank" means Territorial Savings Bank.

          2.5 "Beneficiary" means the person designated by the Participant under the ESOP to receive the Supplemental ESOP Benefit in the event of the Participant's death.

          2.6 "Board of Directors" means the Board of Directors of Territorial Savings Bank.

          2.7 "Change in Control" shall mean (1) a change in ownership of the Company or the Bank under paragraph (i) below, or (2) a change in effective control of the

Company or the Bank under paragraph (ii) below, or (3) a change in the ownership of a substantial portion of the assets of the Company or the Bank under paragraph (iii) below:

               i. Change in the ownership of the Bank. A change in the ownership of the Bank shall occur on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation; or

               ii. Change in the effective control of the Bank. A change in the effective control of the Bank shall occur on the date that either
               (i) any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vi)(D)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Bank possessing 30% or more of the total voting power of the stock of the Bank; or (ii) a majority of members of the Bank's board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the corporation's board of Directors prior to the date of the appointment or election, provided that this sub-section (ii) is inapplicable where a majority shareholder of the Bank is another corporation; or

               iii. Change in the ownership of a substantial portion of the Bank's assets. A change in the ownership of a substantial portion of the Bank's assets shall occur on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vii)(C)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Bank that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. There is no Change in Control event under this paragraph (iii) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer; or

               iv. For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Treasury Regulation Section 1.409A-3(i)(5), except to the extent modified herein.

          2.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific provision of the Code shall include such provision, any valid


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


regulation or ruling promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.

          2.9 "Committee" means the Compensation Committee of the Board of Directors.

          2.10 "Company" means Territorial Bancorp, Inc.

          2.11 "Effective Date" means January 1, 2009.

          2.12 "Employee" means an employee of the Employer on whose behalf benefits are payable under the ESOP.

          2.13 "Employer" means the Bank or the Company, as applicable, and any successors by merger, purchase, reorganization or otherwise. If a subsidiary or affiliate of the Employer adopts the Plan, it shall be deemed the Employer with respect to its employees.

          2.14 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision, any valid regulation or ruling promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.

          2.15 "ESOP" means the tax-qualified Territorial Savings Bank Employee Stock Ownership Plan, and any successor thereto.

          2.16 "Participant" means an Employee who has been designated for participation in this Plan pursuant to Section 3.1.

          2.17 "Plan" means Territorial Savings Bank Non-Qualified Supplemental Employee Stock Ownership Plan, as set forth herein and as may be amended from time to time.

          2.18 "Plan Year" means the period from January 1 to December 31.

          2.19 "Separation from Service" means the Employee's death, Retirement or other termination of employment with the Bank within the meaning of Code
Section 409A. No Separation from Service shall be deemed to occur due to military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six months or, if longer, so long as the Employee's right to reemployment is provided by law or contract. If the leave exceeds six months and the Employee's right to reemployment is not provided by law or by contract, then the Employee shall have a Separation from Service on the first date immediately following such six-month period.

     Whether a termination of employment has occurred is determined based on whether the facts and circumstances indicate that the Employer and Employee reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the employee would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than 20% of the average level of bona fide services performed over the immediately preceding 36 months (or such lesser period of time in


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


which the Participant performed services for the Bank). The determination of whether a Participant has had a Separation from Service shall be made by applying the presumptions set forth in the Treasury Regulations under Code
Section 409A.

          2.20 "Specified Employee" means any Participant who also satisfies the definition of "key employee" as such term is defined in Code Section 416(i) (without regard to paragraph 5 thereof). In the event a Participant is a Specified Employee, no distribution shall be made to such Participant upon Separation from Service (other than due to death or Disability) prior to the first day of the seventh month following Separation from Service.

          2.21 "Stock" means the common stock of the Company, par value $.01 per share.

          2.22 "Supplemental ESOP Benefit" means the benefit provided for a Participant under this Plan.

          2.23 "Surviving Spouse" means the legal spouse of a Participant, living at the time of the death of the Participant.

     3. Participation

          3.1 Designation to Participate. Upon the designation of the Committee, and subject to the approval of the Board of Directors, Employees may become Participants at any time during the Plan Year. Each Employee initially selected by the Committee to participate in the Plan shall be set forth on Exhibit A attached hereto and made a part hereof.

          3.2 Continuation of Participation. An Employee who has become a Participant shall remain a Participant so long as benefits are payable to or with respect to such Participant under the Plan.

     4. Benefit Requirements and Payments

          4.1 Supplemental ESOP Benefits. A Participant shall be entitled to receive as a benefit from this Plan the Supplemental ESOP Benefit determined as set forth herein. In the event of the death of a Participant prior to the commencement of payment of the Supplemental ESOP Benefit, the Surviving Spouse of the Participant shall be entitled to receive as a benefit from this Plan an amount equal to 100% of the Supplemental ESOP Benefit that would have been payable to the Participant at the time of his death. The Supplemental ESOP Benefit shall be that benefit earned by a Participant upon the investment of the Annual ESOP Credits allocated to his Account. The Annual ESOP Credit is equal to the sum of the difference (expressed in dollars) between "(a)" and "(b)," where:

               (a) is the number of shares of Stock that would have been allocated to the account of the Participant for a Plan Year under the ESOP and the dividends and earnings thereon paid during the Plan Year, but for the Applicable Limitations, multiplied by the fair market value of such Stock on the last day of the Plan Year for which the allocation is made; and


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


               (b) is the number of shares of Stock actually allocated to the account of the Participant for the relevant ESOP Plan Year, multiplied by the fair market value of such Stock on the last day of the Plan Year for which the allocation is made, and the dividends and earnings thereon paid during the Plan Year.

          4.2 Investment of Annual ESOP Credits. Participants shall be entitled to invest the Annual ESOP Credits allocated to their Account among a select group of broadly diversified mutual funds selected by the Committee. For these purposes, an investment shall be deemed to be made to a mutual fund (whether or not actually made) when the Participant gives such instruction to the Committee that such investment shall be made. The frequency with which such investment instruction may be given to the Committee shall be determined by the Committee in its sole discretion. If the Employer establishes a rabbi trust and sets aside assets to informally fund the benefit obligation under this Plan, the Committee may permit Participants the opportunity to direct the investment of their Account under the rabbi trust, but the Committee is not obligated to do so. If the Employer establishes a rabbi trust but the Participants are not permitted to actually invest their Accounts through investment in the rabbi trust, the value of a Participant's Account shall nonetheless be determined on the basis of such Participant's deemed investments.

          4.3  Incidents of  Supplemental  ESOP  Payments.  Benefits  under this
Section 4 shall be payable to the Participant in a lump sum within 90 days of the first to occur of:

               (a) the Participant's "Separation from Service," other than due to death or Disability;

               (b) the Participant's Disability;

               (c) the Participant's death; or

               (d) a Change in Control of the Bank or the Company.

     Notwithstanding anything herein to the contrary, if the Participant is a Specified Employee and the distribution under this Section is due to the Participants Separation from Service, solely to the extent necessary to avoid penalties under Code Section 409A, the distribution (or any part thereof) shall be delayed until the first day of the seventh month following Separation from Service.

          4.4 Form of Supplemental ESOP Payments. A Participant's supplemental ESOP benefits under Section 4.1 of this Plan shall be a benefit paid in cash equal to the value of the Participant's Account. The Participant's Account shall be paid to the Participant upon the occurrence of the event and at the time specified in Section 4.3 above.

     5. Administration of the Plan

          5.1 Committee; Duties. This Plan shall be administered by the Committee which shall consist of not less than three (3) persons appointed by the Board of Directors. The Committee shall have the authority to make, amend,
interpret  and  enforce  all   appropriate   rules


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


and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of this Plan, that may arise in connection with the administration of the Plan; provided, however, that any such interpretations, rules and/or regulations shall be consistent with the requirements of Code Section 409A and any Treasury Regulations or other guidance issued thereunder. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under the Plan, so long as a majority of the members are not Participants.

          5.2 Agents. The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Employer.

          5.3 Binding Effect of Decisions. The decision or action of the Committee regarding of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

          5.4 Indemnity of Committee. The Employer shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.

     6. Claims Procedure

          6.1 Claim. Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee which shall respond in writing within thirty (30) days.

          6.2 Denial of Claim. If the claim or request is denied, the written notice of denial shall state:

               (a) the reason for denial, with specific reference to the Plan provisions on which the denial is based.

               (b) a description of any additional material or information required and an explanation of why it is necessary.

               (c) an explanation of the Plan`s claim review procedure.

          6.3 Review of Claim. Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

          6.4 Final Decision. The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reason and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.

     7. Amendment or Termination

          7.1 Amendment of Plan. A majority of the Board of Directors may amend this Plan at any time or from time to time. However, no such amendment shall adversely affect the benefits of the Participant which have accrued prior to such action.

          7.2 Plan Termination.

               (a) Partial Termination. The Board may partially terminate the Plan by freezing future accruals if, in its judgment, the tax, accounting, or other effects of the continuance of the Plan, or potential payments thereunder, would not be in the best interests of the Employer.

               (b) Complete  Termination.  Subject to the  requirements  of Code
               Section 409A, in the event of complete termination of the Plan, the Plan shall cease to operate and the Employer shall pay out to the Participant his benefit as if the Participant had terminated employment as of the effective date of the complete termination. Such complete termination of the Agreement shall occur only under the following circumstances and conditions:

                    (i) The Administrator may terminate the Plan within 12 months of a corporate dissolution taxed under Code Section 331, or with approval of a bankruptcy court pursuant to 11 U.S.C. ss.503(b)(1)(A), provided that the amounts deferred under the Plan are included in the Participant's gross income in the latest of (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or
                    (iii) the first calendar year in which the payment is administratively practicable.

                    (ii) The Board may terminate the Plan by Board action taken within the 30 days preceding a Change in Control (but not following a Change in Control), provided that the Plan shall only be treated as terminated if all substantially similar arrangements sponsored by the Employer are terminated so that the Participant and all participants under substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date of the termination of the arrangements. For these purposes, "Change in Control" shall be defined in accordance with the Treasury Regulations under Code Section 409A.

                    (iii) The Board may terminate the Plan provided that (A) the termination and liquidation does not occur proximate to a downturn in the financial health of the Bank or Company, (B) all arrangements sponsored by the Bank that would be aggregated with this Plan under Treasury Regulations Section 1.409A-1(c) if the Participant covered by this Plan was also covered by any of those other arrangements are also terminated; (C) no payments other than payments that would be payable under the terms of the arrangement if the termination had not occurred are made within 12 months of the termination of the arrangement; (D) all payments are made within 24 months of the termination of the arrangements; and (E) the Bank does not adopt a new arrangement that would be aggregated with any terminated arrangement under Treasury Regulations Section 1.409A-1(c) if the Participant participated in both arrangements, at any time within three years following the date of termination of the arrangement.

     8. Miscellaneous

          8.1 Unfunded Plan. This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees. However, the Employer may elect to fund for the benefits of Participants as described in Section 8.3 below. This Plan will continue to be unfunded for tax purposes and Title I of ERISA even if benefits are funded by the Bank under Section 8.3 below.

          8.2 Unsecured General Creditor. The Participant and his Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Employer, nor shall they be beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Employer. Such policies or other assets of the Employer shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of Employer under this Plan. Any and all of the Employer`s assets shall be, and remain, the general, unpledged, unrestricted assets of the Employer. The Employer`s obligation under the Plan shall be that of an unfunded and unsecured promise of the Employer to pay money in the future.

          8.3 Trust Fund. The Employer shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Employer may establish one (1) or more rabbi trusts, with such trustees as the Board may approve, for the purpose of providing for payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Employer`s creditors. To the extent any benefits provided under the Plan are actually paid from any such rabbi trust, the Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Employer.


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


          8.4 Nonassignability. Neither the Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant`s or any other person`s bankruptcy or insolvency.

          8.5 Expenses of Plan. All expenses of the Plan will be paid by the Employer.

          8.6 Payment of Employment and Code Section 409A Taxes. Any distribution under this Plan shall be reduced by the amount of any taxes required to be withheld from such distribution. This Plan shall permit the acceleration of the time or schedule of a payment to pay employment related taxes as permitted under Treasury Regulation Section 1.409A-3(j) or to pay any taxes that may become due at any time that the arrangement fails to meet the requirements of Code Section 409A and the regulations and other guidance promulgated thereunder. In the latter case, such payments shall not exceed the amount required to be included in income as the result of the failure to comply with the requirements of Code Section 409A.

          8.7 Acceleration of Payments. Except as specifically permitted herein or in other sections of this Plan, no acceleration of the time or schedule of any payment may be made hereunder. Notwithstanding the foregoing, payments may be accelerated hereunder by the Bank, in accordance with the provisions of Treasury Regulation Section 1.409A-3(j)(4) and any subsequent guidance issued by the United States Treasury Department. Accordingly, payments may be accelerated, in accordance with requirements and conditions of the Treasury Regulations (or subsequent guidance) in the following circumstances: (i) as a result of certain domestic relations orders; (ii) in compliance with ethics agreements with the Federal government; (iii) in compliance with ethics laws or conflicts of interest laws; (iv) in limited cash-outs (but not in excess of the limit under Code Section 402(g)(1)(B)); (v) to apply certain offsets in satisfaction of a debt of the Participant to the Bank; (vi) in satisfaction of certain bona fide disputes between the Participant and the Bank; or (vii) for any other purpose set forth in the Treasury Regulations and subsequent guidance.

          8.8 Participation by Subsidiaries and Affiliates. If any employer is now or hereafter becomes a subsidiary or affiliated company of the Employer and its employees participate in the ESOP, the Board of Directors may authorize such subsidiary or affiliated company to participate in this Plan upon appropriate action by such employer necessary to adopt the Plan.

          8.9 Delivery of Elections to Committee. All elections, designation, requests, notices, instructions and other communications required or permitted under the Plan from the Employer, a Participant, Beneficiary or other person to the Committee shall be on the appropriate form, shall be mailed by first-class mail or delivered to such address as shall be specified by such Committee, and shall be deemed to have been given or delivered only upon actual receipt thereof by such Committee at such location.


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


          8.10 Delivery of Notice to Participants. All notices, statements, reports and other communications required or permitted under the Plan from the Employer or the Committee to any Officer, Participant, Beneficiary or other person, shall be deemed to have been duly given when delivered to, or when mailed by first-class mail, postage prepaid, and addressed to such person at this address last appearing on the records of the Committee.

     9. Construction of the Plan

          9.1 Construction of the Plan. The provisions of this Plan shall be construed, regulated, and administered according to the laws of the State of Hawaii, to the extent not superseded by Federal law.

          9.2 Counterparts. This Plan has been established by the Employer in accordance with the resolutions adopted by the Board of Directors and may be executed in any number of counterparts, each of which shall be deemed to be an original. All the counterparts shall constitute one instrument, which may be sufficiently evidenced by any one counterpart.

          9.3 Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

                            [signature page follows]


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


     IN WITNESS WHEREOF, the Bank has adopted this Plan, effective as of January 1, 2009.


                                       TERRITORIAL SAVINGS BANK




November 13, 2009                  By: /s/ Harold H. Ohama
-----------------                      ----------------------------------------
Date                                   Chairman of the Compensation Committee


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                            TERRITORIAL SAVINGS BANK
                            NONQUALIFIED SUPPLEMENTAL
                          EMPLOYEE STOCK OWNERSHIP PLAN


                                    Exhibit A
                                    ---------


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Name of Participant                    Date of Participation
-------------------------------------- ----------------------------------------
Allan S. Kitagawa                      January 1, 2009
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Vernon Hirata                          January 1, 2009
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Ralph Nakatsuka                        January 1, 2009
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